Exhibit 99.1

LuxUrban Hotels Announces Non-Dilutive Financing of Up to $10 Million to Accelerate Growth

MIAMI, FL, - November 17, 2023 - LuxUrban Hotels Inc. (or the “Company”) (Nasdaq: LUXH), which utilizes an asset-light business model to lease entire hotels on a long-term basis and rent out hotel rooms in these properties in key major metropolitan cities, today announced that it has entered into a non-dilutive financing agreement of up to $10 million sponsored by the Company’s Chairman and Co-Chief Executive Officer, Brian Ferdinand.

The financing will take the form of a 36-month unsecured advancing term promissory note (the “Note”) that bears interest at rate of 1% annually, is prepayable at the Company’s option upon approval of the Board of Directors, has no prepayment penalties or restrictions, defers interest until maturity or repayment, and must be used for growth capital. The Note will be funded through the sale, from time to time, of shares of the Company’s common stock controlled by Mr. Ferdinand (the “Sales”). The Sales will be consummated either in compliance with Rule 144 promulgated under the Securities Act of 1933, as amended (the “Securities Act”), and the volume limitations thereof or under another available exemption from the registration requirements of the Securities Act. 100% of the proceeds of these Sales, less tax liabilities, will be used to fund the Note.

“We continue to pursue significant opportunities to enter into long-term operating leases with hotels across the United States, and soon internationally,” said Mr. Ferdinand. “We have been pleased with our growth to date and with the pipeline of new lease prospects; at the same time, we acknowledge that there is a limited window of opportunity to capture these premier assets. As the Company’s largest shareholder, I share the view of our executive team and Board of Directors that this Note represents the most efficient, least expensive, and, importantly, non-dilutive way to access additional growth capital. In combination with proceeds generated from our recently closed offering of 13.00% Series A Cumulative Redeemable Preferred Stock and the ongoing support of Wyndham Hotels & Resorts, we believe that proceeds from the Note will accelerate our ability to build density in existing markets and enter new destination locations. I will continue to align my interests with those of the Company’s shareholders and remain focused on delivering long-term shareholder value.”

“This new, non-dilutive Note financing is not required to achieve the Company’s previously issued, and recently reiterated, 2023 and 2024 guidance with respect to net rental revenue, EBITDA, and hotel rooms under long-term Master Lease Agreements,” said Shanoop Kothari, the Company’s President, Co-Chief Executive Officer and Chief Financial Officer.

LuxUrban Hotels Inc.

LuxUrban Hotels Inc. utilizes an asset-light business model to lease entire hotels on a long-term basis and rent out hotel rooms in the properties it leases to business and vacation travelers through the Company’s online portal and third-party sales and distribution channels. The Company currently manages a portfolio of hotel rooms in New York, Washington D.C., Miami Beach, New Orleans and Los Angeles. As of November 8, 2023, the Company had 2,032 hotel rooms under lease, including properties not yet available for rent, and seeks to rapidly build its portfolio on favorable economics through the acquisition of additional accommodations that were dislocated or are underutilized as a result of the pandemic and current economic conditions. In late 2021, the Company commenced the process of winding down its legacy business of leasing and re-leasing multifamily residential units, as it pivoted toward its new strategy of leasing hotels. This transition has been substantially completed.

Forward Looking Statements

This press release contains certain “forward-looking statements” within the meaning of the Private Securities Litigation Reform Act of 1995 (set forth in Section 27A of the Securities Act of 1933, as amended, and Section 21E of the Securities Exchange Act of 1934, as amended). The statements contained in this release that are not purely historical are forward-looking statements. Forward-looking statements include, but are not limited to, statements regarding expectations, hopes, beliefs, intentions or strategies regarding the future. In addition, any statements that refer to projections, forecasts or other characterizations of future events or circumstances, including any underlying assumptions, are forward-looking statements. Generally, the words “anticipates,” “believes,” “continues,” “could,” “estimates,” “expects,” “intends,” “may,” “might,” “plans,” “possible,” “potential,” “predicts,” “projects,” “should,” “would” and similar expressions may identify forward-looking statements, but the absence of these words does not mean that a statement is not forward-looking. Forward-looking statements in this release may include, for example, statements with respect to contemplated sales of shares of our common stock controlled by the Company’s Chairman and Co-CEO to fund the Note, financial and operational guidance, the success of the Company’s collaboration with Wyndham Hotels & Resorts, scheduled property openings, expected closing of noted lease transactions, the Company’s ability to continue closing on additional leases for properties in the Company’s pipeline, as well the Company’s anticipated ability to commercialize efficiently and profitably the properties it leases and will lease in the future. The forward-looking statements contained in this release are based on current expectations and beliefs concerning future developments and their potential effect on the Company. There can be no assurance that future developments will be those that have been anticipated. These forward-looking statements are subject to a number of risks, uncertainties (some of which are beyond our control) or other assumptions that may cause actual results of performance to be materially different from those expressed or implied by these forward-looking statements, including those set forth under the caption “Risk Factors” in our public filings with the SEC, including in Item 1A of our Annual Report on Form 10-K for the year ended December 31, 2022, and any updates to those factors as set forth in subsequent Quarterly Reports on Form 10-Q or other public filings with the SEC. The forward-looking information and forward-looking statements contained in this press release are made as of the date of this press release, and the Company does not undertake to update any forward-looking information and/or forward-looking statements that are contained or referenced herein, except in accordance with applicable securities laws.

Contact
Shanoop Kothari President, Co-Chief Executive Officer and Chief Financial Officer LuxUrban Hotels Inc. shanoop@luxurbanhotels.com	Devin Sullivan Managing Director The Equity Group Inc. dsullivan@equityny.com

Conor Rodriguez, Analyst crodriguez@equityny.com